EXHIBIT 99.1

November 6, 2020

VIA EMAIL

TO:	Member Institutions in Illinois and Wisconsin

RE:	Results of 2020 Election of Federal Home Loan Bank of Chicago
Member and Independent Directors

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2020 election of Federal Home Loan Bank of Chicago member and independent directors for member institutions in Illinois and Wisconsin. The directors’ terms will begin on January 1, 2021.

MEMBER DIRECTORS

Illinois - Two Member Director

Number of Members Eligible to Vote	439
Number of Members Casting Votes	208
Total Eligible Votes for Each Directorship	3,216,337

Votes Received

Ashworth, James T. Vice Chairman CNB Bank & Trust, N.A Term Expires: December 31, 2024 (Four year term)	Carlinville, IL	812,111
Gross, Michelle L. Executive Vice President, Chief Operating Officer, Information Systems Officer and Director State Bank of Bement Term Expires: December 31, 2024 (Four year term)	Bement, IL	1,469,561

Wisconsin - One Member Director

Number of Members Eligible to Vote	233
Number of Members Casting Votes	148
Total Eligible Votes for Each Directorship	1,515,585

EXHIBIT 99.1

Votes Received

Fazio, Joseph III. Chairman, CEO & Co-founder Commerce State Bank Term Expires: December 31, 2024 (Four year term)	West Bend, Wisconsin	454,476

*        *        *        *

INDEPENDENT DIRECTOR

Number of Members Eligible to Vote	672
Number of Members Casting Votes	356
Total Eligible Votes for Each Directorship	4,731,922

Votes Received

Cahillane, Mary J. Former Chief Investment Officer/ Vice President of Finance and Investments of the Spencer Foundation Term Expires: December 31, 2024 (Four year term)	Chicago, Illinois	2,132,075
Young, Charles D. Chief Operating Officer Invitation Homes Term Expires: December 31, 2024 (four year term)	Chicago, Illinois	1,786,745

Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

/s/ Laura M. Turnquest

Laura M. Turnquest
Executive Vice President,
General Counsel &
Corporate Secretary
Enclosure

EXHIBIT 99.1

FEDERAL HOME LOAN BANK OF CHICAGO
RESULTS OF THE 2020 ELECTION OF MEMBER & INDEPENDENT DIRECTORS

ILLINOIS - MEMBER DIRECTOR RESULTS

NAME	VOTES	FHFA ID	CITY	INSTITUTION
Ashworth, James T.*	812,111	10034	Carlinville	CNB Bank & Trust, N.A
Bartlett, Micah R.	792,105	09151	Springfield	Town and Country Bank
Gross, Michelle L.*	1,469,561	55607	Bement	State Bank of Bement
Total Number of Votes Cast	3,073,077

WISCONSIN - MEMBER DIRECTOR RESULTS

NAME	VOTES	FHFA ID	CITY	INSTITUTION
Fazio, Joseph III.*	454,476	54139	West Bend	Commerce State Bank
Hauser, Kevin R.	232,525	11614	Westby	Westby Co-op Credit Union
Schroeder, Bradley J.	313,633	10002	DeForest	DMB Community Bank
Total Number of Votes Cast	1,000,634

INDEPENDENT DIRECTOR RESULTS

NAME	VOTES	CITY	INSTITUTION
Cahillane, Mary J.*	2,132,075	Chicago	Formerly of the Spencer Foundation
Young, Charles D.*	1,786,745	Chicago	Invitation Homes

*     Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago.